                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                        INSWEB CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 [INSWEB LOGO]

                                                                     May 5, 2000

Dear Stockholder:

    This year's annual meeting of stockholders will be held on Tuesday, June 6, 2000, at 9:00 a.m. local time, at the corporate headquarters of InsWeb Corporation, located at 901 Marshall Street, Redwood City, CA 94063. You are cordially invited to attend.

    The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

    After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

    A copy of the Company's Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review InsWeb's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

                                          Very truly yours,
                                          Hussein A. Enan
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                                 [INSWEB LOGO]

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 6, 2000
                              TO THE STOCKHOLDERS:

    Please take notice that the annual meeting of the stockholders of InsWeb Corporation, a Delaware corporation ("InsWeb"), will be held on Tuesday, June 6, 2000, at 9:00 a.m. local time, at the corporate headquarters of InsWeb, located at 901 Marshall Street, Redwood City, CA 94063, for the following purposes:

    1. To elect five (5) Class I directors to hold office for a three-year term and until their respective successors are elected and qualified.

    2. To consider and ratify the appointment of PricewaterhouseCoopers LLP as InsWeb's independent public accountants for the fiscal year ending December 31, 2000.

    3.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on April 14, 2000 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at InsWeb's principal offices located at 901 Marshall St., Redwood City, CA 94063.

                                          By order of the Board of Directors,
                                          Marian C. Taylor
                                          SECRETARY

Redwood City, California
May 5, 2000

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS..........      3
SOLICITATION AND VOTING OF PROXIES..........................      3
INFORMATION ABOUT INSWEB....................................      3
  Stock Ownership of Certain Beneficial Owners and
    Management..............................................      3
  Management................................................      6
EXECUTIVE COMPENSATION AND OTHER MATTERS....................      9
  Executive Compensation....................................      9
  Stock Options Granted in Fiscal 1999......................     10
  Option Exercises and Fiscal 1999 Year-End Values..........     11
  Employment Contracts and Termination of Employment and
    Change of Control Arrangements..........................     11
  Compensation of Directors.................................     12
  Certain Relationships and Related Transactions............     12
  Section 16(a) Beneficial Ownership Reporting Compliance...     14
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................     14
COMPARISON OF STOCKHOLDER RETURN............................     16
ELECTION OF DIRECTORS.......................................     17
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
  ACCOUNTANTS...............................................     18
  Vote Required and Board of Directors' Recommendation......     18
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................     19
TRANSACTION OF OTHER BUSINESS...............................     20

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

    The accompanying proxy is solicited by the Board of Directors of InsWeb Corporation, a Delaware corporation ("InsWeb"), for use at its annual meeting of stockholders to be held on June 6, 2000, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is May 5, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

    The cost of soliciting proxies will be borne by InsWeb. In addition to soliciting stockholders by mail, InsWeb will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of InsWeb registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. InsWeb may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, InsWeb has retained American Stock Transfer & Trust Co., a registrar and transfer agent firm, for assistance in connection with the annual meeting at no additional cost except for reasonable out-of-pocket expenses.

    On April 14, 2000, there were 35,141,873 shares of InsWeb's Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. InsWeb's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of InsWeb a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                            INFORMATION ABOUT INSWEB

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of April 14, 2000, certain information with respect to the beneficial ownership of InsWeb's Common Stock by (i) each stockholder known by InsWeb to be the beneficial owner of more than 5% of InsWeb's Common Stock, (ii) each director and director-nominee of InsWeb, (iii) the Chief Executive Officer, the four other most highly compensated executive officers of InsWeb as of December 31, 1999, and (iv) all directors and executive officers of InsWeb as a group.

                                                              AMOUNT AND NATURE     PERCENT OF
                                                                OF BENEFICIAL      COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                                       OWNERSHIP       OUTSTANDING(2)
---------------------------                                   -----------------   --------------
5% STOCKHOLDERS
SOFTBANK Corp.(3)...........................................       9,192,120           26.2%
CNA Financial Corporation(4)................................       2,243,967            6.4
Dresdner RCM Global Investors LLC(5)........................       1,877,100            5.3
Nationwide Mutual Insurance.................................       3,191,685            9.1
DIRECTORS AND EXECUTIVE OFFICERS
Hussein A. Enan(6)..........................................       5,669,353           16.1
James M. Corroon............................................          41,500              *
Bruce A. Bunner(7)..........................................         103,870              *
Ronald Fisher(8)............................................       9,194,620           26.2
Richard J. Freeman(9).......................................       1,343,248            3.8
M. Gordon Gaddy(10).........................................         386,725            1.1
Richard D. Headley(11)......................................       3,191,685            9.1
Yoshitaka Kitao(12).........................................       9,194,620           26.2
Donald K. Morford(13).......................................         104,410              *
Robert C. Nevins(14)........................................          82,000              *
Robert A. Puccinelli(15)....................................          84,625              *
Darrell J. Ticehurst(16)....................................       1,332,104            3.8
Stephen A. Robertson(17)....................................         122,834              *
Kevin M. Keegan(18).........................................         135,070              *
Mark P. Guthrie(19).........................................         130,557              *
Marian C. Taylor(20)........................................          95,479              *
Directors and executive officers as a group (16
  persons)(21)..............................................      22,020,581           62.3

------------------------

*   Less than 1%.

 (1) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

 (2) Calculated on the basis of 35,141,873 shares of Common Stock outstanding as of April 14, 2000, except that shares of Common Stock underlying options exercisable within 60 days of April 14, 2000 are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.

 (3) Consists of 6,429,255 shares held by SOFTBANK America, Inc., 644,670 shares held by SOFTBANK Ventures, Inc., 706,065 shares held by SOFTVEN No. 2 Investment Enterprise Partnership and 1,412,130 shares held by SOFTBANK Finance Corp., each of which is an affiliate of SOFTBANK Corp. The address for SOFTBANK Corp. is 1-16-8 Nihonbashi-Kakigaracho, Chuo-Ku, Tokyo 103 0014.

 (4) Based on a Schedule 13G filed by CNA Financial Corporation with the Securities and Exchange Commission on February 15, 2000. Includes 2,243,967 shares beneficially owned by Continental Casualty Company ("CCC"), a wholly-owned subsidiary of CNA Financial Corporation. CNA Financial Corporation specifically disclaims beneficial ownership of these shares.

 (5) Based on a Schedule 13G filed by Dresdner RCM Global Investors LLC ("Dresdner RCM") with the Securities and Exchange Commission on February 16, 2000.

 (6) Includes 300,000 shares held in a trust of which Mr. Enan is one of two trustees. The address for Mr. Enan is c/o InsWeb Corporation, 901 Marshall Street, Redwood City, California 94063.

 (7) Includes 2,250 shares subject to options exercisable within 60 days following April 14, 2000.

 (8) Includes 9,192,120 shares held by entities affiliated with SOFTBANK Corp. Mr. Fisher is vice chairman of SOFTBANK Holdings Inc., an affiliate of SOFTBANK Corp., and may be deemed to have voting or investment control with respect to these shares. Mr. Fisher disclaims beneficial ownership with respect to these shares. The address for Mr. Fisher is c/o SOFTBANK Inc., 1188 Center Street, 2(nd) Floor, Newton Center, MA 02159. See footnote 3.

 (9) Consists of shares held by Century Capital Partners, L.P. Mr. Freeman is a shareholder of CCP Capital, Inc., the general partner of Century Capital Partners, L.P., and is vice president of Century Capital Management, the investment adviser to Century Capital Partners, L.P. and may be deemed to have voting or investment control with respect to these shares.
     Mr. Freeman disclaims beneficial ownership of these shares, except to the extent of his proportionate interest in them. The address for Mr. Freeman is c/o Century Capital Management, Inc., One Liberty Square, Boston, Massachusetts 02109.

 (10) Includes 5,292 shares subject to options exercisable within 60 days following April 14, 2000.

 (11) Consists of shares held by Nationwide Mutual Insurance Company.
      Mr. Headley is executive vice president and chief information officer of Nationwide Insurance Enterprise, an affiliate of Nationwide, and may be deemed to have voting or investment control with respect to these shares. Mr. Headley disclaims beneficial ownership with respect to these shares.

 (12) Includes 9,192,120 shares held by entities affiliated with SOFTBANK Corp. Mr. Kitao is executive vice president and chief executive officer in the corporate strategy department of SOFTBANK Corp., and may be deemed to have voting or investment control with respect to these shares. Mr. Kitao disclaims beneficial ownership with respect to these shares. The address for Mr. Kitao is c/o SOFTBANK Corp., 1-16-8 Nihonbashi-Kakigaracho, Chuo-Ku, Tokyo 103 0014. See footnote 3.

 (13) Includes 4,500 shares subject to options exercisable within 60 days following April 14, 2000.

 (14) Includes 4,500 shares subject to options exercisable within 60 days following April 14, 2000.

 (15) Includes 7,125 shares subject to options exercisable within 60 days following April 14, 2000.

 (16) Includes 1,332,105 shares held in a trust, of which Mr. Ticehurst is one of two trustees. The address for Mr. Ticehurst is c/o InsWeb Corporation, 901 Marshall Street, Redwood City, California 94068.

 (17) Includes 14,896 shares subject to options exercisable within 60 days following April 14, 2000. Mr. Robertson's employment with InsWeb terminated on March 6, 2000.

 (18) Includes 56,210 shares subject to options exercisable within 60 days following April 14, 2000. Mr. Keegan resigned as Executive Vice President and President, Insurance Services Group on January 24, 2000.

 (19) Includes 50,451 shares subject to options exercisable within 60 days following April 14, 2000.

 (20) Includes 74,354 shares subject to options exercisable within 60 days following April 14, 2000.

 (21) Includes 222,578 shares subject to options exercisable within 60 days following April 14, 2000. The 9,192,120 shares listed as beneficially owned by Messrs. Fisher and Kitao represent shares beneficially owned by SOFTBANK Corp. and are counted only once to calculate the total shares and percentage figures. See footnotes 3, 8 and 12.

MANAGEMENT

    DIRECTORS. This section sets forth for InsWeb's current directors, including the Class I nominees to be elected at this meeting, information concerning their age and background.

                                                                                                     DIRECTOR
NAME                                  POSITION WITH THE COMPANY                    AGE                SINCE
----                             ------------------------------------            --------            --------
CLASS I DIRECTORS NOMINATED FOR ELECTION AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS:

Bruce A. Bunner                  Director                                           66                 1995

M. Gordon Gaddy                  Director                                           63                 1995

Robert C. Nevins                 Director                                           66                 1995

Donald K. Morford                Director                                           65                 1997

Robert A. Puccinelli             Director                                           62                 1998

CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS:

James M. Corroon                 Vice Chairman of the Board                         60                 1996

Ronald Fisher                    Director                                           52                 1999

Richard J. Freeman               Director                                           47                 1998

Darrell J. Ticehurst             Vice Chairman of the Board                         60                 1995

CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS:

Hussein A. Enan                  Chairman of the Board, President and               54                 1995
                                 Chief Executive Officer

Richard D. Headley               Director                                           51                 1998

Yoshitaka Kitao                  Director                                           49                 1999

    BRUCE A. BUNNER has been a director of InsWeb since September 1995.
Mr. Bunner has been president of Financial Structures Ltd., a wholly-owned subsidiary of Royal & SunAlliance USA, since January 1996. From January 1991 to April 1995, Mr. Bunner was chairman of Centre Reinsurance Company of New York, a reinsurance company. From March 1983 to June 1986, Mr. Bunner served as Insurance Commissioner for the State of California. Mr. Bunner is also a director of Mercury General Corporation and Amwest Insurance Group, Inc.

    M. GORDON GADDY has been a director of InsWeb since June 1995. From
June 1995 to June 1997, Mr. Gaddy served as Chief Executive Officer of InsWeb's Life Health Division. Mr. Gaddy has been chairman of IAG, a life and health insurance agency, since April 1996. From January 1991 to January 1995,
Mr. Gaddy was president of Fortis USA, an international financial services company, and chairman of nine Fortis operating subsidiaries in the U.S.

    ROBERT C. NEVINS has been a director of InsWeb since September 1995.
Mr. Nevins has been executive vice president of Acordia, Inc., an insurance brokerage firm, since February 1996, and has been its chief operating officer since February 1998. Since December 1993, Mr. Nevins has also been president of R.C. Nevins & Company, which consults with agents, brokers and companies on insurance and management issues.

    DONALD K. MORFORD has been a director of InsWeb since May 1997. Mr. Morford was vice chairman of Sedgwick North America, an insurance brokerage firm, from January 1997 until December 31, 1999, at which time he retired. From
January 1989 to January 1997, Mr. Morford was president and chief operating officer of Sedgwick North America.

    ROBERT A. PUCCINELLI has been a director of InsWeb since May 1998. From October 1985 to May 1995, Mr. Puccinelli was chairman and chief executive officer of Industrial Indemnity, a nationwide property and casualty insurance company. Mr. Puccinelli is also a director of Paula Financial Corp.

    JAMES M. CORROON has been a director of InsWeb since August 1996 and has served as Vice Chairman of the Board since May 1999. In July 1999, he joined InsWeb as a full-time employee and a member of the executive management team. Mr. Corroon has been a director of Willis Corroon of California, an insurance services firm, since January 1996. From October 1966 to December 1995
Mr. Corroon held various management positions with Willis Corroon and its predecessor entity, Corroon & Black Corporation.

    RONALD FISHER has been a director since May 1999. Mr. Fisher has been vice chairman of SOFTBANK Holdings Inc., an affiliate of SOFTBANK Corp., since October 1995. From January 1990 to February 1996, Mr. Fisher was chief executive officer of Phoenix Technologies, Ltd., a developer and marketer of system software products.

    RICHARD J. FREEMAN has been a director of InsWeb since August 1998.
Mr. Freeman has been a managing director of Century Capital Management, Inc., an investment management and advisory firm, since September 1993. Mr. Freeman is also a director of VISTA Information Solutions, Inc., a provider of environmental risk information.

    DARRELL J. TICEHURST co-founded InsWeb in February 1995, has served as a director since its inception and as its Vice Chairman of the Board since
May 1999. Mr. Ticehurst served as InsWeb's President and Chief Technology Officer from its inception to May 1999. From January 1992 to December 1995, Mr. Ticehurst was president of CSA, a technology consulting firm. From
June 1986 to January 1992, Mr. Ticehurst was president and chief executive officer of Intelligent Access, Inc., a company which he co-founded in 1986 and which developed integrated communications components for personal computers.

    HUSSEIN A. ENAN co-founded InsWeb in February 1995 and has served as its Chairman of the Board and Chief Executive Officer since its inception and as its President since May 1999. From March 1992 to November 1994, Mr. Enan was a general partner at E.W. Blanch, a reinsurance intermediary that merged with his own wholly-owned company, Enan & Company, a reinsurance intermediary, in March 1992. Mr. Enan founded Enan & Company in February 1979. From
November 1970 to March 1979, Mr. Enan held various executive positions at BEP International, a Canadian reinsurance intermediary.

    RICHARD D. HEADLEY has been a director of InsWeb since February 1998.
Mr. Headley has been executive vice president and chief information technology officer of Nationwide, an insurance and financial services group of companies, since October 1997. From January 1975 to October 1997, Mr. Headley held various management positions with Banc One Corporation, including chairman and chief executive officer of Banc One Services Corporation.

    YOSHITAKA KITAO has been a director of InsWeb since February 1999.
Mr. Kitao has been the executive vice president and chief executive officer in the corporate strategy department of SOFTBANK Corp. since June 1995. From
June 1992 to June 1995, Mr. Kitao served as general manager of Nomura Securities Corp., Ltd., a brokerage and investment bank.

    MEETINGS OF THE BOARD OF DIRECTORS.  During the fiscal year ended
December 31, 1999, the Board of Directors of InsWeb held seven meetings. During that period the Audit Committee of the Board held two meetings and the Compensation Committee of the Board held five meetings. No director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period, with the exception of Mr. Bunner, who missed three Board meetings and one meeting of the audit committee, Mr. Gaddy who missed two meetings, Mr. Headley who missed three meetings and Mr. Kitao who missed five meetings.

    The members of the Audit Committee during fiscal 1999 were Messrs. Corroon, Puccinelli, Bunner and Fisher. Mr. Corroon resigned from the Audit Committee on July 21, 1999. The vacancy created by his resignation was filled by Mr. Puccinelli. The functions of the Audit Committee include, among others: recommending to the Board the retention of independent public accountants, subject to stockholder approval; reviewing and approving the planned scope, proposed fee arrangements and results of InsWeb's annual audit; reviewing the adequacy of accounting and financial controls; and reviewing the independence of InsWeb's accountants.

    The members of the Compensation Committee during fiscal 1999 were Messrs. Corroon, Nevins, Morford and Ticehurst. Mr. Corroon resigned from the Compensation Committee on July 21, 1999. The vacancy created by his resignation was filled by Mr. Ticehurst on August 26, 1999. The Compensation Committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers. For additional information about the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation," and "Executive Compensation and Other Matters" below.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of InsWeb as of December 31, 1999, during the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                ANNUAL COMPENSATION                ------------
                                   ---------------------------------------------    SECURITIES
                                                                    OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY    BONUS(1)   COMPENSATION     OPTIONS      COMPENSATION(2)
---------------------------        --------   --------   --------   ------------   ------------   ---------------
Hussein A. Enan.................     1999     $196,750   $31,125       $    --        322,500          $4,800(2)
  Chairman of the Board,             1998      180,000        --            --             --              --
  President and Chief                1997      145,000        --            --             --              --
  Executive Officer

Kevin M. Keegan(3)..............     1999     $182,916   $27,548            --         86,250          $5,000(2)
  Executive Vice President           1998      180,000        --            --         84,377              --
  and President, Insurance           1997       59,423        --            --         82,500              --
  Services Group

Stephen A. Robertson(4).........     1999     $170,416   $25,709            --         86,250          $3,744(2)
  Executive Vice President           1998       62,500        --        25,000(5)     135,000              --
  and Chief Financial Officer        1997           --        --            --             --              --

Mark P. Guthrie.................     1999     $174,583   $26,292            --         86,250          $4,286(2)
  Executive Vice President,          1998      147,500        --            --         84,377              --
  Chief Operating Officer and        1997       45,000        --            --         60,000              --
  Chief Financial Officer
  (acting)

Darrell J. Ticehurst(6).........     1999     $125,641        --            --             --          $3,378(2)
  Vice Chairman of the Board         1998      150,144        --            --             --              --
                                     1997      150,144        --            --             --              --

Marian C. Taylor(7).............     1999     $170,298   $19,140            --         67,500          $4,304(2)
  Senior Vice President,             1998      139,000        --            --         30,000              --
  General Counsel and Secretary      1997       82,500        --            --         60,000              --

------------------------

(1) Bonuses are based on performance. See "Report of the Compensation Committee on Executive Compensation."

(2) Represents employer contributions to the Company's 401(k) plan.

(3) Mr. Keegan resigned as Executive Vice President and President, Insurance Services Group on January 24, 2000.

(4) Mr. Robertson's employment with InsWeb terminated on March 6, 2000.

(5) Represents reimbursement of relocation and moving expenses.

(6) Mr. Ticehurst served as InsWeb's President and Chief Technology Officer from its inception to May 1999, and as Vice Chairman of the Board since
    May 1999.

(7) Ms. Taylor served as InsWeb's General Counsel from July 1, 1997 to March 1, 2000.

STOCK OPTIONS GRANTED IN FISCAL 1999

    The following table provides the specified information concerning grants of options to purchase InsWeb's Common Stock made during the fiscal year ended December 31, 1999, to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                      POTENTIAL REALIZED VALUE
                                  ------------------------------------------------------       AT ASSUMED ANNUAL
                                  NUMBER OF     % OF TOTAL                                   RATES OF STOCK PRICE
                                  SECURITIES     OPTIONS      EXERCISE                      APPRECIATION FOR OPTION
                                  UNDERLYING    GRANTED TO     OR BASE                              TERM(1)
                                   OPTIONS     EMPLOYEES IN     PRICE         EXPIRATION   -------------------------
NAME                              GRANTED(2)   FISCAL YEAR    ($/SH)(3)          DATE          5%            10%
----                              ----------   ------------   ---------       ----------   -----------   -----------
Hussein A. Enan.................    23,526          0.6        $60.00(4)      7/21/2009           --            --
                                   298,974          7.7        $60.00(4)      7/21/2009           --            --

Kevin M. Keegan.................    15,432          0.4        $10.63          6/2/2009     $103,521      $262,344
                                    33,318          0.9        $ 9.23          6/2/2009     $271,263      $614,163
                                     9,366          0.2        $45.00(4)      7/21/2009           --            --
                                    28,134          0.7        $45.00(4)      7/21/2009           --            --

Stephen A. Robertson............    14,103          0.4        $10.67          6/2/2009     $ 94,606      $239,751
                                    34,647          0.9        $10.67          6/2/2009     $232,420      $588,998
                                     8,364          0.2        $45.00(4)      7/21/2009           --            --
                                    29,136          0.6        $45.00(4)      7/21/2009           --            --

Mark P. Guthrie.................    15,432          0.9        $10.67          6/2/2009     $103,521      $262,344
                                    33,318          0.9        $ 9.23          6/2/2009     $271,263      $614,163
                                     9,366          0.2        $45.00(4)      7/21/2009           --            --
                                    28,134          0.7        $45.00(4)      7/21/2009           --            --

Darrell J. Ticehurst............     1,125          0.0        $17.50(5)      10/25/2009    $ 12,381      $ 31,377

Marian C. Taylor................    22,918          0.6        $10.67          6/2/2009     $153,739      $389,605
                                    14,582          0.4        $ 9.23          6/2/2009     $118,721      $268,795
                                    10,007          0.3        $45.00(4)      7/21/2009           --            --
                                    19,993          0.5        $45.00(4)      7/21/2009           --            --

------------------------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of InsWeb's Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) Except as described in footnote (4) below, all options granted under the 1997 Stock Option Plan are immediately exercisable but vest over a three-year period from the date of grant. Those options vesting over a three-year period generally vest at the rate of one-third on the first anniversary of the date of grant and 1/36th per month thereafter for each full month of the optionee's continuous employment with InsWeb. Under the 1997 Stock Option Plan, the Board retains discretion to modify the terms, including the prices, of outstanding options. For additional information regarding options, see "Report of the Compensation Committee on Executive Compensation" and "Approval of Amendment to the InsWeb 1997 Stock Option Plan" below.

(3) All options were granted at or above market value on the date of grant.

(4) Options vest over four-year period with one-fourth vesting each anniversary of the date of grant.

(5) Options are fully vested on the date of grant. See "Compensation of Directors."

OPTION EXERCISES AND FISCAL 1999 YEAR-END VALUES

    The following table provides the specified information concerning exercises of options to purchase InsWeb's Common Stock in the fiscal year ended
December 31, 1999, and unexercised options held as of December 31, 1999, by the persons named in the Summary Compensation Table above.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                           SHARES                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                          ACQUIRED                OPTIONS AT FISCAL YEAR-END           FISCAL YEAR-END(1)
                             ON       VALUE     ------------------------------   ------------------------------
NAME                      EXERCISE   REALIZED   EXERCISABLE(2)   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE
----                      --------   --------   --------------   -------------   --------------   -------------
Hussein A. Enan.........        0    $     --           --           322,500       $       --      $       --
Kevin M. Keegan.........   21,918    $175,782       50,621           152,088       $1,066,912      $2,336,111
Stephen A. Robertson....   91,500    $644,598       19,896           109,854       $  364,792      $1,337,770
Mark P. Guthrie.........   16,668    $133,677       47,498           146,461       $  995,342      $2,207,159
Darrell J. Ticehurst....       --          --        1,125                --       $    9,070      $     0.00
Marian C. Taylor........   17,500    $370,770       58,440            81,560       $1,282,455      $  952,560

------------------------

(1) Based on a fair market value of $25.5625, the closing price of InsWeb's Common Stock on December 31, 1999, as reported by the Nasdaq National Market less the exercise price payable for such shares.

(2) Except as noted below, the options listed were granted under the 1997 Stock Option Plan and vest and become exercisable 33 1/3% after one year and an additional 1/36 per month thereafter.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
  ARRANGEMENTS

    In July 1999, InsWeb entered into an employment agreement with Hussein A. Enan, InsWeb's Chairman of the Board, President and Chief Executive Officer. The agreement has a term of three years, expiring in July 2002, and provides for annual one-year extensions of the term thereafter unless either party provides notice to the other that it elects not to renew the agreement. The agreement fixes Mr. Enan's base salary at $250,000 per year, subject to periodic review by the Board of Directors, and also entitles him to such incentive-based compensation as the Board of Directors may award from time to time as well as other benefits provided to other InsWeb senior executives. The agreement requires Mr. Enan to devote his full time and attention to the affairs of InsWeb. If InsWeb terminates Mr. Enan's employment other than for "cause" (which is defined to include conviction of a felony or a crime involving moral turpitude, commission of an act of theft or fraud against InsWeb, or repeated failure or inability to perform his duties under the agreement) or if Mr. Enan voluntarily terminates his employment for "good reason" following certain specified actions by InsWeb (including a material reduction in his duties or responsibilities or a breach of the agreement by InsWeb that is not promptly cured), Mr. Enan will be entitled to receive severance payments equal to his then current base salary for a period equal to the greater of the unexpired term of the agreement or 12 months. Upon any other termination of Mr. Enan's employment, he will be entitled only to accrued salary through the date of termination and any other vested benefits. The agreement also prohibits
Mr. Enan from soliciting the employment of InsWeb's officers, employees and consultants for a period of one year following any termination for "cause," or any voluntary termination, other than for "good reason."

    InsWeb's 1997 Stock Option Plan and Senior Executive Nonstatutory Stock Option Plan provide that, in the event of a change of control of InsWeb, each outstanding option must be assumed or an equivalent option substituted by the acquiring corporation, or the option will become fully vested. The options terminate if they are not assumed, substituted or exercised prior to a change of control. Further, options granted under the 1997 Stock Option Plan typically provide for full acceleration of vesting if, within 12 months following a change in control, the optionee is terminated without cause or resigns for "good reason," as defined in the option agreement.

COMPENSATION OF DIRECTORS

    Directors of InsWeb do not receive cash compensation for their services as directors or members of committees of the Board, but are reimbursed for reasonable expenses incurred in attending meetings of the Board. Beginning in May 1999, independent directors have received vested options to purchase 750 shares of InsWeb Common Stock for each regularly scheduled Board meeting attended. After June 1999, under InsWeb's 1997 Stock Option Plan, independent directors have been eligible to receive vested options to purchase 1,125 shares of Common Stock for each regularly scheduled Board meeting attended and vested options to purchase 375 shares for attending any meeting of a Board committee on which they serve, at an exercise price equal to the fair market value of InsWeb's Common Stock on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FINANCING TRANSACTIONS

    In May 1997, InsWeb sold 53,476 shares of its Series C preferred stock to Century Capital Partners, L.R, or Century, at a purchase price of $46.75 per share, or $2,500,003 in the aggregate. Richard J. Freeman, a director of InsWeb, is a shareholder of CCP Capital, Inc., the general partner of Century and is vice president of Century Capital Management, the investment adviser to Century and CCP Capital, Inc.

    In May 1997, InsWeb sold 27,864 shares of its Series A-1 preferred stock at a purchase price of $46.75 per share and 8,444 shares of its Series C preferred stock at a purchase price of $46.75 per share to Nationwide Mutual Insurance Company, for an aggregate purchase price of $1,697,399.

    In December 1998, InsWeb sold 42,978 shares of its Series D preferred stock to SOFTBANK Ventures, Inc. and 6,430 shares of its Series D preferred stock to Century at a purchase price of $162.875 per share, for an aggregate purchase price of $7,000,042 in the case of SOFTBANK Ventures, Inc. and $1,047,286 in the case of Century. Yoshitaka Kitao, a director of InsWeb, is executive vice president and chief executive officer in the corporate strategy department of SOFTBANK Corp., of which SOFTBANK Ventures, Inc. is an affiliate. Ronald Fisher, a director of InsWeb, is vice chairman of SOFTBANK Holdings Inc., an affiliate of SOFTBANK Corp.

    In December 1998, InsWeb committed to sell, and in February 1999, InsWeb sold 141,213 shares of its Series D preferred stock to SOFTVEN No. 2 Investment Enterprise Partnership, an affiliate of SOFTBANK Corp., at a purchase price of $162.875 per share, or $23,000,067 in the aggregate.

    In March and April 1999, InsWeb sold an aggregate of 185,775 shares of its Series E preferred stock to SOFTBANK America, Inc., an affiliate of SOFTBANK Corp., at a purchase price of $188.40 per share, or $35,000,010 in the aggregate.

JOINT VENTURE

    In December 1998, InsWeb entered into a joint venture agreement with SOFTBANK Corp. to develop, implement and market an online insurance marketplace in Japan and the Republic of Korea. The joint venture will be conducted through InsWeb Japan K.K., a Japanese corporation. In December 1998, InsWeb purchased a 40% interest in InsWeb Japan K.K. from SOFTBANK Corp. by delivering a promissory note in the principal amount of Y240,000,000, or U.S. $2,089,137 based on the conversion rate at the time of the transaction, payable in December 2002. In
May 1999, InsWeb sold a portion of its interest in InsWeb Japan K.K. to a third party for US $782,630, reducing InsWeb's ownership interest to 25%.

    InsWeb used the proceeds from the sale to partially repay the promissory note payable to SOFTBANK Corp. In connection with the joint venture agreement, InsWeb granted to InsWeb Japan K.K. the right to use InsWeb's technology to operate an online insurance marketplace in the Japanese and Korean markets.

LOANS TO AND FROM OFFICERS

    Between the date of InsWeb's inception and March 1996, Mr. Enan loaned an aggregate of $1,721,569 to InsWeb to cover startup expenses. This loan was evidenced by an uncollateratized demand promissory note which was interest free from March 1996 to April 1997 and bore interest at 6% per annum thereafter. InsWeb repaid $196,569 of this amount in 1996 and repaid the remaining balance in full in September 1998.

    In February 1996, Mr. Enan borrowed $1,525,000 from InsWeb. This loan was evidenced by an uncollateralized demand promissory note bearing interest at 6% per annum. Mr. Enan repaid this loan in full in September 1998.

    In August 1998, InsWeb loaned $3,000,000 to Mr. Enan and $1,000,000 to
Mr. Ticehurst. These loans were evidenced by promissory notes bearing interest at 15% per year and collateralized by shares of InsWeb's Common Stock owned by Messrs. Enan and Ticehurst. These loans were repaid in full in September 1998.

TRANSACTIONS WITH IIX AND ITS AFFILIATES

    In connection with the sale of Series B preferred stock in November 1996, InsWeb, IIX and its affiliated entities entered into the following agreements:

    LINE OF CREDIT. InsWeb entered into a line of credit arrangement with AMS Services, Inc., an affiliate of IIX. The line of credit originally entitled InsWeb to borrow up to $25,000,000 from AMS. Borrowings under the line of credit accrue interest at the rate of 15% per annum, payable quarterly. The rights and obligations of AMS under the line of credit were assigned to and assumed by Continental Casualty Company, an affiliate of IIX, in April 1998. The amount available under the line of credit commitment was reduced to $12,500,000 in May 1999 and was subsequently cancelled in conjunction with the closing of InsWeb's initial public offering in July 1999.

    ASSET PURCHASE AGREEMENT. in accordance with an Asset Purchase Agreement, InsWeb agreed to sell to IIX certain assets related to its property and casualty agents line of business for a purchase price of $650,000.

    JOINT MARKETING AND LICENSE AGREEMENT. In accordance with a Joint Marketing and License Agreement, InsWeb and IIX agreed to license certain software to each other. The agreement specified the following cross-licensing fees:

    - InsWeb was to pay IIX $5,450,000 for five year non-exclusive licenses to certain software owned by IIX and $50,000 for a non-compete agreement, and

    - IIX was to pay InsWeb $350,000 for five-year non-exclusive licenses to certain software owned by InsWeb. In addition, the agreement provided for the payment of transaction fees by each party to the other based on revenues resulting from the joint marketing efforts and utilization of each other's software.

    Under the terms of the Joint Marketing and License Agreement, InsWeb's obligations to IIX of $5,500,000 were to be offset against IIX's obligations to the Company of $1,000,000, consisting of the $350,000 license fee payable under the agreement and of the $650,000 purchase price payable under the Asset Purchase Agreement. Payment was to be made in November 1998.

    In December 1998, the parties agreed to amend the Joint Marketing and License Agreement. The amendment eliminated the transaction fees and revised the payment terms. InsWeb repaid all amounts due to IIX in quarterly payments during 1999. InsWeb is under no obligation to deliver additional software or documentation to IIX or to provide any maintenance for previously delivered software.

COMMERCIAL TRANSACTIONS

    Nationwide, a principal stockholder of InsWeb, is also a customer. Nationwide accounted for $431,000 of InsWeb's revenue during 1999.

    The CNA insurance companies, a principal stockholder of InsWeb, are also customers of InsWeb. The CNA insurance companies accounted for $133,000 of InsWeb's revenue during 1999.

    InsWeb and Yahoo! Inc. have entered into a license agreement dated as of February 12, 1998 and amended as of March 31, 1999. SOFTBANK Corp., a principal stockholder of InsWeb, is also an affiliate of Yahoo!. In addition, Yoshitaka Kitao, a director of InsWeb, is an executive vice president of SOFTBANK Corp. and chief executive officer of its corporate strategy department and Ronald Fisher, a director of InsWeb, is vice chairman of SOFTBANK Holdings Inc., an affiliate of SOFTBANK Corp. During 1999, InsWeb recognized approximately $4,549,000 in marketing expenses in connection with its agreement with Yahoo!

OTHER TRANSACTIONS

    In September 1995, in lieu of compensation as Chief Operating Officer of InsWeb's Life Health Division, Mr. Gaddy received an incentive stock option to purchase 250,000 shares of InsWeb common stock, at an exercise price of $0.024 per share. Under an agreement with Mr. Gaddy entered into on February 29, 1996, InsWeb has also paid to Mr. Gaddy 10% of the net revenues of its life and health product sales through the end of February 1999. The total amount paid to Mr. Gaddy under this agreement was $100,000.

    In September 1999, Mr. Enan formed a company, New Vectors, LLC ("New Vectors"), for the purpose of identifying early stage internet companies seeking funding and other start-up services. Mr. Enan is the sole member of New Vectors. On October 1, 1999, New Vectors entered into a service agreement with InsWeb under which InsWeb agreed to provide New Vectors office space and various administrative services at current market rates. The service agreement expires September 30, 2000, unless terminated sooner by the parties. Revenues earned from its agreement with New Vectors as of December 31, 1999 were not material to InsWeb's operations.

    InsWeb is a party to an employment agreement with Mr. Enan. See "Management Employment Contracts and Termination of Employment and Change of Control Arrangements."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of InsWeb's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish InsWeb with copies of all
Section 16(a) forms filed by such person.

    Based solely on InsWeb's review of such forms furnished to InsWeb and written representations from certain reporting persons, InsWeb believes that all filing requirements applicable to InsWeb's executive officers, directors and more than 10% stockholders were complied with, except that Form 3's, Initial Statements of Beneficial Ownership for Messrs. Bunner, Corroon, Enan, Engel, Fisher, Freeman, Gaddy, Guthrie, Headley, Keegan, Kitao, Mercier, Morford, Nevins, Puccinelli, Robertson and Ticehurst, Ms. Taylor, and Softbank Corp. were not timely filed.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is comprised of non-employee members of InsWeb's Board of Directors. The members of the Compensation Committee during fiscal 1999 were Messrs. Nevins, Morford, Corroon and Ticehurst. Mr. Corroon resigned from the Compensation

Committee on July 21, 1999. The vacancy created by his resignation was filled by Mr. Ticehurst on August 26, 1999. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of InsWeb. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary levels.

    The goals of InsWeb's executive officer compensation policies are to attract, retain and reward executive officers who contribute to InsWeb's success, to align executive officer compensation with InsWeb's performance and to motivate executive officers to achieve InsWeb's business objectives. InsWeb uses salary, bonus compensation and option grants to attain these goals. The Compensation Committee reviews compensation surveys prepared by management of InsWeb and by iQuantic, Inc. and Croner Company to compare the Company's compensation package with that of similarly-sized high technology companies in InsWeb's geographic area. In preparing the performance graph set forth in the section entitled "Comparison of Stockholder Return," InsWeb has selected the Chase H&Q Internet Index as its published industry index; however, the companies included in InsWeb's salary surveys are not necessarily those included in this index, because companies in the index may not compete with InsWeb for executive talent, and companies which do compete for executive officers may not be publicly traded.

    Base salaries of executive officers are reviewed annually by the Compensation Committee and adjustments are made based on (i) salary recommendations from the President and Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) financial results of InsWeb for the previous year and (iv) reports to the Compensation Committee from iQuantic, Inc. and Croner Company concerning competitive salaries, scope of responsibilities of the officer position and levels paid by similarly-sized high technology companies in InsWeb's geographic area. InsWeb seeks to compensate the executive officers between the median and 75% quartile range of compensation levels paid by similarly sized high technology companies in InsWeb's geographical area.

    InsWeb strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders, and therefore makes periodic grants of stock options under the 1997 Stock Option Plan. The size of an option grant to an executive officer has generally been determined with reference to similarly sized high technology companies in InsWeb's geographical area, the responsibilities and expected future contributions of the executive officer, previous grants to that officer, as well as recruitment and retention considerations. To assist InsWeb in retaining and motivating key employees, option grants generally vest over a three-year period from the date of grant. In July 1999, the Compensation Committee approved stock option grants to certain of the executive officers consistent with these criteria. See "Option Grants in Last Fiscal Year."

    Mr. Enan's compensation as President and Chief Executive Officer was established pursuant to his employment agreement, the terms of which were set by arms-length bargaining, approved by the Compensation Committee and ratified by the Board of Directors in July 1999. This agreement provides certain change-of-control benefits and severance benefits generally consistent with similar benefits provided to other executive officers.

                                          COMPENSATION COMMITTEE
                                          Robert C. Nevins
                                          Donald K. Morford
                                          Darrell J. Ticehurst

                        COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on InsWeb's Common Stock with the cumulative total returns of the Standard & Poor's 500 Index and the Chase H&Q Internet Index for the period commencing on July 23, 1999 and ending on December 31, 1999.(1)

 COMPARISON OF CUMULATIVE TOTAL RETURN FROM JULY 23, 1999 THROUGH DECEMBER 31,
                                    1999(1):
                INSWEB CORPORATION, STANDARD & POOR'S 500 INDEX
                          AND CHASE H&Q INTERNET INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            INSWEB     STANDARD & POOR'S      CHASE
                                               H&Q
          Corporation          500 Index  Internet Index
7/23/99       $100.00            $100.00         $100.00
12/31/99      $150.00            $108.00         $207.00

                                                              7/23/99    12/31/99
                                                              --------   --------
InsWeb Corporation..........................................    $100       $150

Standard & Poors 500 Index..................................    $100       $108

Chase H&Q Internet Index....................................    $100       $207

------------------------

(1) Assumes that $100.00 was invested on July 23, 1999, at the closing price on the date of InsWeb's initial public offering, in InsWeb's Common Stock and each index. No cash dividends have been declared on InsWeb's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                             ELECTION OF DIRECTORS

    InsWeb has a classified Board of Directors consisting of five Class I directors (Messrs. Bunner, Gaddy, Nevins, Morford and Puccinelli), four
Class II directors (Messrs. Corroon, Fisher, Freeman and Ticehurst), and three Class III directors (Messrs. Enan, Headley and Kitao) who will serve until the Annual Meetings of Stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

    The terms of the Class I directors will expire on the date of the upcoming annual meeting. Accordingly, five persons are to be elected to serve as Class I directors of the Board of Directors at the meeting. Management's nominees for election by the stockholders to those five positions are the current Class I members of the Board of Directors: Messrs. Bunner, Gaddy, Nevins, Morford and Puccinelli. Please see "Information About InsWeb--Management" above for information concerning the nominees. If elected, the nominees will serve as directors until InsWeb's Annual Meeting of Stockholders in 2003 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although InsWeb knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as InsWeb may designate.

    If a quorum is present and voting, the five nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes have no effect on the vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of InsWeb has selected PricewaterhouseCoopers LLP as independent public accountants to audit the consolidated financial statements of InsWeb for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1996. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of InsWeb is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INSWEB'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

    InsWeb has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of InsWeb. A stockholder proposal to be timely must be delivered to or mailed and received at InsWeb's principal executive offices, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

    In connection with InsWeb's next annual meeting of shareholders, under the recently-amended Securities and Exchange Commission Rule 14a-4, management may solicit proxies that confer discretionary authority to vote with respect to any non-management proposal unless InsWeb has received notice of the proposal not later than March 17, 2001.

    Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of InsWeb must be received by InsWeb at its offices at 901 Marshall Street, Redwood City, California, 94063, no later than
January 1, 2001, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in InsWeb's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2000 Annual Meeting of Stockholders of InsWeb other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          Marian C. Taylor
                                          SECRETARY

May 5, 2000

                               INSWEB CORPORATION

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON JUNE 6, 2000
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Hussein A. Enan and Mark P. Guthrie, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in InsWeb Corporation, a Delaware corporation ("InsWeb"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of InsWeb to be held at the corporate headquarters of InsWeb, located at 901 Marshall Street, Redwood City, CA 94063 on June 6, 2000, at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated May 1, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.


                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

     Please mark
 / / votes as in
     this example



A VOTE "FOR" THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

FOR all nominees listed at right               WITHHOLD AUTHORITY to vote
(except as marked to the contrary below).      for all nominees listed at right.


1. To elect the following    / /        / / NOMINEES:  BRUCE A. BUNNER
   five (5) persons as Class I                         M. GORDON GADDY
   directors to hold office                            ROBERT C. NEVINS
   for a three-year term and until their               DONALD K. MORFORD
   respective successors are elected and               ROBERT A. PUCCINELLI
   qualified:


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME BELOW.)

----------------------------------------------------

                              FOR  ABSTAIN  AGAINST
2. To consider, approve and   / /    / /      / /
   ratify the appointment of
   PricewaterhouseCoopers LLP
   as independent public auditors
   for InsWeb for the fiscal year
   ending December 31, 2000.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
   IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY
   MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT
   YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

   MARK HERE FOR ADDRESS CHANGE AND / /
   NOTE AT LEFT


   MARK HERE IF YOU PLAN TO ATTEND THE / /
   MEETING

-------------------------  ---------------------  Date:       , 2000
     Signature                   Signature              ------

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.